Exhibit 99.1

Aytu BioScience Announces Closing of $12.4M Prescription Product Portfolio Purchase

Asset Purchase Increases Combined Company Annual Revenue to $44M, Including Previously Announced Acquisition of Innovus Pharmaceuticals

Over $5 Million in Near-Term Cost Savings Expected Through Efficient Sales Force Integration and Removal of Redundant Operations

ENGLEWOOD, CO / ACCESSWIRE / November 4, 2019 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs, today announced the closing of the previously announced purchase of a
$12.4M annual revenue prescription product portfolio (the “Commercial Portfolio”) and accompanying commercial infrastructure from Cerecor. With this acquisition, along with the previously announced acquisition of Innovus Pharmaceuticals, combined company annual revenue increases to over $44 million, based on combined company revenue for the twelve months ending June 30, 2019.

The asset acquisition increases Aytu’s prescription portfolio to nine differentiated products primarily promoted to high prescribing primary care and pediatric physicians.

Aytu and Cerecor signed a letter of intent to acquire the $12.4M Commercial Portfolio and accompanying commercial infrastructure earlier last month and closed the transaction November 4, 2019. Aytu paid Cerecor consideration of $4.5M in cash and issued approximately 9.8 million convertible preferred Aytu shares. These shares are locked up until July 1, 2020 and, upon the expiry of the holding period, are convertible into common shares subject to various conditions. Total consideration paid, based on Aytu’s closing share price on November 1, 2019 is approximately $14.6M, or 1.2x LTM revenue, plus the assumption of debt as previously described.

Complete details of the acquisition and full description of the acquired Commercial Portfolio were provided in a press release on October 14, 2019 and can be found on the Investors and News pages of company’s website, aytubio.com, and on Form 8-K as filed with the Securities and Exchange Commission on October 15, 2019 and November 4, 2019.

In conjunction with the closing of the transaction, the company announced an integration and cost saving plan designed to significantly accelerate the company’s time to profitability. The company has completed an immediate headcount reduction through the removal of overlapping sales representatives, sales managers, and other redundant employees. Through this rationalization, the company expects to realize over $5 million in savings on an annual basis once employee separation and other transaction-related expenses have been paid.

This removal of $5 million in expenses is expected to result in a cash burn reduction of approximately 40% across the two entities. Increasing product sales along with additional expense reductions through removal of redundant processes and commercial service providers are expected to further accelerate the company’s time to achieve profitability.

Josh Disbrow, Chief Executive Officer of Aytu BioScience stated, “We are pleased to have completed this asset purchase so quickly and are looking forward to implementing our growth plan through this combination. This asset purchase enables greater commercial scale as we now have a three-fold larger Rx product portfolio. Each product is unique, and all products are well positioned in their respective categories. The opportunity for growth across the product line is exciting. Further, through the reduction of redundant, overlapping sales territories and personnel, we expect to save more than $5 million and accelerate our time to profitability. Achieving profitability is an important aspect of driving shareholder value in the near term, and we’ve taken a significant step to accelerate that timeline.

Mr. Disbrow continued, “We have begun integrating a high-performing sales team, and through sales force cross training that is underway, we expect to increase the promotional noise on our growth products and increase prescription sales. Combining the two sales teams has enabled us to evaluate all aspects of our commercial organization and implement the best practices from both teams. Through the reduction in headcount completed last week, we are retaining the highest performing people from both organizations. I’m looking forward to seeing these individuals drive near-term prescription and revenue growth. This is an exciting time as we welcome new high-performing sales professionals to complement the high performers already at Aytu and accelerate the growth trajectory of the new Aytu BioScience.”

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Aytu also has exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu is the exclusive U.S. licensee with commercial rights to Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. Tuzistra XR is a prescription antitussive consisting of codeine polistirex and chlorpheniramine polistirex in an extended-release oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the effects of the business combination of Aytu and the Commercial Portfolio and the previously announced, but not yet consummated, merger (“Merger”) with Innovus Pharmaceuticals, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Commercial Portfolio, the ultimate timing, outcome and results of integrating the operations the Commercial Portfolio and Innovus with Aytu’s existing operations, the failure to obtain the required votes of Innovus’ shareholders or Aytu’s shareholders to approve the Merger and related matters, the risk that a condition to closing of the Merger may not be satisfied, that either party may terminate the merger agreement or that the closing of the Merger might be delayed or not occur at all, the price per share utilized in the formula for the initial $8 million merger consideration in the Merger may not be reflective of the current market price of Aytu’s common stock on the closing date, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Source: Aytu BioScience, Inc.

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